Exhibit 23.1
                        Consent of Scarano & Tomaro, P.C.



June  2, 1998

USABG Corp.
53-09 97th Place
Corona, NY  11368

We hereby consent to the use of our name "as experts," in the "Summary Financial Data" section and the use of our opinion dated October 4, 1997 for USABG Corp. to be included in Amendment No. 2 to Form SB-2 Registration Statement being filed for USABG Corp.

Very truly yours,

/s/ Scarano & Tomaro, P.C.
--------------------------
Scarano & Tomaro, P.C.
Syosset, New York